Exhibit A

Joint Filing Statement

We, the undersigned, hereby express our agreement that the attached Schedule 13G (including all amendments thereto) is filed on behalf of each of the undersigned.

BB Biotech AG

Date:	April 4, 2016	By:	/s/ Michael Hutter
Signatory Authority

		Name:	Michael Hutter
		Title:	Signatory Authority

Date:	April 4, 2016	By:	/s/ Ivo Betschart
Signatory Authority

		Name:	Ivo Betschart
		Title:	Signatory Authority

Biotech Target N.V.

Date:	April 4, 2016	By:	/s/ Michael Hutter
Signatory Authority

		Name:	Michael Hutter
		Title:	Signatory Authority

Date:	April 4, 2016	By:	/s/ Ivo Betschart
Signatory Authority

		Name:	Ivo Betschart
		Title:	Signatory Authority

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